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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-87815 and 333-32120) pertaining to the Broadbase Software, Inc. 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, and 1999 Employee Stock Purchase Plan; Options and purchase rights issued under the Rubric, Inc. 1997 Stock Option Plan and assumed by the Registrant in connection with its acquisition of Rubric, Options granted pursuant to stock option agreements entered into outside of the Rubric 1997 Stock Option Plan, the Broadbase Software, Inc. 1999 Equity Incentive Plan, the Broadbase Software, Inc. 1999 Employee Stock Purchase Plan, and Options granted pursuant to stock option agreements entered into outside of the Broadbase Software, Inc. 1999 Equity Incentive Plan of our report dated January 11, 2000, with respect to the consolidated financial statements and schedule of Broadbase Software, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/  Ernst & Young LLP

San Jose, California
March 13, 2000